UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date earliest event reported) January 28, 2011

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 28, 2011, the Board of Directors of Entergy Corporation elected Blanche Lambert Lincoln to the Board of Directors, effective March 2, 2011.  Ms. Lincoln was elected to serve until the 2011 Annual Meeting of Shareholders and will be included among the nominees for election by the shareholders at that meeting.  In connection with the election of Ms. Lincoln, the Board of Directors increased the size of the Board to 13 members, also effective March 2, 2011.

Ms. Lincoln, 50, was a United States Senator, representing the State of Arkansas, from 1999 to January 2011.  Before that, she served as a member of the United States Congress representing Arkansas’ First District from 1993 to 1997.  In the most recently concluded 111th Congress, Lincoln was chair of the Senate Committee on Agriculture, Nutrition and Forestry.  During her 12 years in the Senate, she also served on the Senate Finance Committee, the Senate Committee on Energy and Natural Resources, and the Special Committee on Aging.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
By: /s/ Robert D. Sloan
Robert D. Sloan Executive Vice President, General Counsel and Secretary

Dated:  February 3, 2011